SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
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             (Exact name of registrant as specified in its charter)

               Maryland                                   20-0103914
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 (State of incorporation organization)         (IRS Employer Identification No.)


          520 Broadhollow Road
              Melville, NY                                   11747
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(Address of principal executive offices)                   (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [_]

Securities Act registration statement file number to which
this form relates:                                                 333-107545
                                                                 ---------------
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be Registered                                  Each Class is to be Registered
---------------------------------------           ------------------------------
Common Stock, par value $0.01 per share           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class to be so registered: None

Item 1. Description of Registrant's Securities to be Registered.

            The description of the common stock of American Home Mortgage Investment Corp. to be registered hereunder is incorporated by reference herein from the description set forth under the caption "Description of AHM Investment Corp. Capital Stock" contained in Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-107545) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on October 24, 2003 (the "Registration Statement").

Item 2. Exhibits.

         None.


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

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        AMERICAN HOME MORTGAGE
                                           INVESTMENT CORP.


                                           By:    /s/Michael Strauss
                                                  ------------------------------
                                           Name:  Michael Strauss
                                           Title: Chief Executive Officer
                                                  and President

Date: December 3, 2003


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